Schedule A

FUNDS

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

(1) Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.60000%
For the next $2.5 billion	0.58500%
For the next $2.5 billion	0.57000%
For the next $2.5 billion	0.55500%
For the next $5 billion	0.54000%
For the amount over $15 billion	0.51000%

Fund	Ticker	Effective Date of Agreement
First Trust Bloomberg Inflation Sensitive Equity ETF	FTIF	March 9, 2023
First Trust S&P 500 Diversified Free Cash Flow ETF	FCFY	August 22, 2023

(2) Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Ticker	Effective Date of Agreement
First Trust WCM International Equity ETF	WCMI	October 2, 2024
FT Vest Bitcoin Strategy & Target Income ETF	DFII	March 26, 2025

(3) Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.90000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.87750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.85500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.83250%
Fund net assets greater than $10 billion	0.81000%

Fund	Ticker	Effective Date of Agreement
FT Vest Bitcoin Strategy Floor15 ETF – April	BFAP	March 26, 2025

(4) Effective as of the Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.95000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.92625%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.90250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.87875%
Fund net assets greater than $10 billion	0.85500%

Fund	Ticker	Effective Date of Agreement
First Trust WCM Developing World Equity ETF	WCME	October 2, 2024